Exhibit 10.2

OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT (this “Amendment”) is made and entered into as of February 6, 2012, by and among Tang Capital Partners, LP, RTW Investments, LLC, Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) and RXi Pharmaceuticals Corporation (formerly RNCS, Inc.).

WHEREAS, the parties entered into a Securities Purchase Agreement dated as of September 24, 2011 (the “Securities Purchase Agreement”) and the Ancillary Agreements related thereto, including the Bridge Notes;

WHEREAS, the Securities Purchase Agreement in Section 8.01(c) thereof provides that the Agreement may be terminated by either the Company or the Investors if the Closing has not occurred on or before 5:00 p.m., Eastern Standard Time, on February 20, 2012, which date may be extended from time to time by mutual written consent of the Company and the Investors;

WHEREAS, the Bridge Notes dated September 24, 2011 held by the Investors in Section 1.1 thereof each provide for a Maturity Date (as defined in the Bridge Notes) of the earlier of (i) 150 days from the date thereof or (ii) an Event of Default (as defined in the Bridge Notes);

WHEREAS, the parties desire to amend such provisions of the Securities Purchase Agreement and the Bridge Notes to provide for a later date;

WHEREAS, the parties also desire to amend other provisions of the Securities Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Securities Purchase Agreement Amendment. The Securities Purchase Agreement is hereby amended as follows:

(a) Section 8.01(c) is hereby amended to replace “February 20, 2012” with “March 5, 2012”;

(b) Section 4.07(c) is hereby amended to replace “within 30 days after the Closing” with “at the Closing”; and

(c) Section 4.14 is hereby amended to delete the second sentence thereof in its entirety and to replace it with the following:

Mark Ahn shall tender his resignation at the Closing, which resignation shall become effective upon the reimbursement of expenses contemplated by Section 4.07(c). Kevin Tang and Roderick Wong shall tender their conditional resignations at the Closing, which resignations shall become effective upon the appointment of a new Board of Directors of the Company consisting solely of independent directors, as determined in accordance with NASDAQ Marketplace Rule 5606(a)(2); provided, however, that the Chief Executive Officer or other senior officer of the Company may serve as one of the members of the Board of Directors of the Company.

2. Bridge Notes Amendment. The Bridge Notes are hereby amended to replace “150 days from the date set forth above” with “March 5, 2012”.

Capitalized terms used herein and not defined shall have the meanings set forth in the Securities Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

GALENA BIOPHARMA, INC.

By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

RXi PHARMACEUTICALS CORPORATION

By:	/s/ Mark J. Ahn
Mark J. Ahn
President

TANG CAPITAL PARTNERS, LP

By:	/s/ Kevin C. Tang
Kevin C. Tang
Managing Director

RTW INVESTMENTS, LLC

By:	/s/ Roderick Wong
Roderick Wong
Managing Member

[Signature Page to Omnibus Amendment]